UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
 PURSUANT TO SECTION 13 OR SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  January 30, 2004
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                     Conversion Services International, Inc.
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                       0-30420                 20-1010495
---------------------------     ------------------------    --------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

         100 Eagle Rock Avenue
        East Hanover, New Jersey                                    07936
------------------------------------------------             -------------------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code (973) 560-9400
                                                  ------------------------------

   --------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

      This Current Report on Form 8-K/A amends the Registrant's Current Report on Form 8-K dated January 30, 2004, which was filed on February 17, 2004, to include, among other things, the financial statements and pro forma financial information required by Item 7 of Form 8-K:

ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT.

      On August 21, 2003, LCS Group, Inc. (the "Company") entered into an Agreement and Plan of Reorganization, as amended, with its wholly owned subsidiary LCS Acquisition Corp. ("LCSAC"), privately-held Conversion Services International, Inc. ("CSI") and certain affiliated stockholders of CSI. The agreement called for CSI merging with and into LCSAC, the Company changing its name to "Conversion Services International, Inc." and the former stockholders of CSI controlling the board of directors of the Company and approximately 84.3% of the outstanding shares of common stock of the Company (the "Common Stock").

      At a special meeting of Company stockholders held on January 23, 2004, Company stockholders approved, among other things: (i) an increase in the Company's authorized shares of Common Stock from 50,000,000 to 1,000,000,000,
(ii) the authorization of up to 20,000,000 shares of "blank check" preferred stock, (iii) the adoption of a stock incentive plan for the Company, and (iv) the election of Scott Newman and Glenn Peipert, the principals of CSI, and Lawrence K. Reisman to the Company's board of directors.

      At the closing of the merger on January 30, 2004, the stockholders of CSI received 500,000,000 newly-issued shares of Common Stock (approximately 84.3% of the then outstanding shares). As part of the restructuring, certain officers, directors and convertible note holders of the Company and certain other third parties received an aggregate of 43,779,824 shares of Common Stock, or approximately 9% of the outstanding shares. Included in such 43,779,824 shares were approximately 18,000,000 shares issued to Dr. Michael Mitchell, the former sole director, President and Chief Executive Officer of the Company.

      At the closing of the merger, Dr. Mitchell resigned as the sole director of the Company and all officers of the Company, including Dr. Mitchell, also resigned. The new Board of Directors of the Company appointed Mr. Newman as Chairman, President and Chief Executive Officer, Mr. Peipert as Executive Vice President and Chief Operating Officer and Mr. Mitchell Peipert, the brother of
Glenn Peipert, as Vice President, Chief Financial Officer, Secretary and Treasurer. Also, as part of its merger with CSI, LCSAC changed its name to "CSI Sub Corp. (DE)".

      As part of merger, the Company also clarified that as a condition to the consummation of the merger transaction, 100% of the outstanding stock of the Company's wholly owned subsidiary, LCS Golf, Inc., was sold to a third party.

      The following table sets forth information concerning ownership of the Common Stock outstanding as of March 30, 2004, by: (i) each person known by us to be a beneficial owner of more than five percent (5%) of our Common Stock,
(ii) each director, (iii) each of the executive officers named in the summary compensation table below and (iv) by all directors and executive officers as a group:

-------------------------------------------------------------------------------------------
Name (1) (2)                   Shares Beneficially Owned (3)    Percentage of Class
-------------------------------------------------------------------------------------------
Scott Newman                                300,050,000                   44.6%
-------------------------------------------------------------------------------------------
Glenn Peipert                               150,000,000                   22.3%
-------------------------------------------------------------------------------------------
Robert C. DeLeeuw                           80,000,000                    11.9%
-------------------------------------------------------------------------------------------
Lawrence K. Reisman                              0                          0%
-------------------------------------------------------------------------------------------
Mitchell Peipert                               0 (4)                        0%
-------------------------------------------------------------------------------------------
All officers and directors as               530,050,000                   78.8%
a group
(5 persons)
-------------------------------------------------------------------------------------------

----------------------
(1) Each stockholder, director and executive officer has sole voting power and sole dispositive power with respect to all shares beneficially owned by him, unless otherwise indicated.

(2) The address for all persons listed on this table is c/o Conversion Services International, Inc., 100 Eagle Rock Avenue, East Hanover, New Jersey 07936.

(3) Based upon shares of Common Stock outstanding at March 30, 2004 of 673,000,000 shares.

(4) Does not include 4,500,000 options to purchase Common Stock by our Board of Directors on March 29, 2004 at an exercise price of $0.165 per share. One-third of the options granted vest on the first anniversary, one-third of the options granted vest on the second anniversary and one-third of the options granted vest on the third anniversary. The option grant expires on March 28, 2014.

BUSINESS

General

      Conversion Services International, Inc. (CSI-The Center For Data Warehousing) is a data warehousing and business intelligence management consulting and integration firm that enables organizations to leverage their most important corporate assets, enterprise data, while providing a significant return on investment. By leveraging best practices and methodologies, we help organizations set strategy to reach their goals and deliver them via best practices implementations. Our business and technology offerings help clients improve performance and maximize returns on technology investments. Our capabilities include benchmarking, tool selection, business intelligence, data warehousing, analytics, process improvement and application development and support.

Overview

      We are in the business of supplying professional services relating to information technology management consulting, data warehousing, business intelligence and e-business. Our clients are primarily in the financial services, pharmaceutical and telecommunications industries, although we have clients in other industries as well. Our clients are primarily located in the northeastern United States. We enable organizations to leverage their corporate information assets by providing strategy, process and methodology, best practices data warehousing, business intelligence, enterprise reporting and analytic solutions.

      We are committed to being a leader in data warehousing and business intelligence consulting. As a data warehousing and business intelligence specialist, we approach business intelligence from a management consulting perspective, providing integrated data warehousing and business intelligence strategy and technology implementation services to clients that are attempting to leverage their enterprise information and data. Our matrix of services includes strategy consulting, data warehousing architecture and implementation solutions. We have developed a methodology which provides a framework for each stage of a client engagement, from helping the client conceive its strategy, to architecting, engineering and extending its information. We believe that our integrated methodology allows us to deliver reliable, robust, scalable, secure and extensible business intelligence solutions in rapid timeframes.

      During the fiscal year ended December 31, 2003, two of our customers collectively accounted for approximately 43% of total sales. During the fiscal year ended December 31, 2002, two of our customers collectively accounted for approximately 59% of total sales. As we continue to pursue and consummate acquisitions, our dependence on these customers should be less significant. We do not have long-term contracts with any of these customers. The loss of any of our largest customers could have a material adverse effect on our business.

Our Services

      As a full service data warehousing and business intelligence consulting firm, we offer services in the following solution categories:

      Technology Consulting

      o     Data Warehousing Design, Development and Implementation
      o     Enterprise Reporting
      o     Custom Analytics
      o     Data Conversions and Migrations
      o     Ad-Hoc Query and Enterprise Reporting Solutions
      o     Outsourcing
      o     Data Profiling
      o     Data Transformation
      o     Proof of Concept and Prototypes
      o     Quality Assurance Testing
      o     Training and Education

      Management Consulting

      o     Revenue Enhancement and Cost Justification Modeling
      o     Business Technology Alignment
      o     Business Impact and Needs Analysis
      o Sarbanes-Oxley Act of 2002, the Basel Capital Accord and USA Patriot Act compliance

      Process / Best Practices Consulting

      o     Rapid Implementation Methodology
      o     Tools Analysis, Benchmarking and Selection
      o     Project Management
      o     Process and Data Modeling
      o     Data Warehouse Assessments

Corporate Strategy

      We will also continue to pursue strategic acquisitions that strengthen our ability to compete and extend our ability to provide clients with a more comprehensive service offering. In February 2004, we added personnel of the Business Intelligence Consulting Division of Software Forces, LLC, an award winning partner of Crystal Decisions. In March 2004, we acquired DeLeeuw Associates, Inc. and integrated its Six Sigma and Lean processing knowledge into our business and technology offerings. This initiative will continue throughout 2004. The Six Sigma and Lean methodology has been introduced to our clients along with our innovative IPI Diagrams. The IPI diagram offering, launched in the first quarter of 2004, continues to receive favorable reaction from our clients. Additionally, our expanded Data Warehouse Assessment and Business Technology Alignment (BTA) offerings will be the focus of our marketing and communications programs for 2004. We believe that these offerings will drive greater understanding and demand for both data warehousing and business intelligence implementations. At the same time, our clients may receive cost and performance gains as results of these offerings. We will continue to enhance and expand our offerings which include best practice process flows, methodologies and implementations. Competition

      To our knowledge, there are no public competitors that focus solely on data warehousing and business intelligence consulting and strategy. Our competitors in the general market include data warehouse and business intelligence practices within large international, national and regional consulting and implementation firms and smaller boutique technology firms. We believe that as the economy continues to rebound and new opportunities are created, companies will spend more on high Return On Investment technology solutions, such as data warehousing, business intelligence and analytics. We believe that we can help our clients better than the competition due to our domain expertise, methodologies, processes and approach to data warehousing architecture and implementation. Our ability to apply best practices, Six Sigma and Lean to client processes and implementation strategies further strengthens our competitive standing.

Marketing

      We currently market our services through a sales force comprised of 10 employees and also receive business through client referrals. We are planning to engage an advertising and public relations firm in order to expand our brand awareness, and are further engaging, or expect to engage, in the following sales related programs and activities:

>> WEB SITE PROMOTION: Our web site has recently been reformatted to reflect our vision and business plan. We will be currently promoting our website through various internet search engines.

>> TRADE SHOW PARTICIPATION: We expect that exposure in trade shows should further solidify our position in our industry. In the proper setting, the trade show can be viewed as a mobile mini-showroom concept to demonstrate our services. We are currently enrolled as a Gold Level Sponsor for the upcoming DCI CRM Conference and Technology Showcase in New York, May 25-27 and DCI's Business Intelligence and Data Warehouse Conference in Boston, September 28-30, 2004.

>> SEMINARS WITH VENDORS: We expect that joint seminars with leading software vendors should also stimulate new business lead generations. We also expect to enhance our perception as an expert in individual product areas.

>> VENDOR RELATIONS: We are identifying key vendor relationships. With the ability to leverage our fourteen-year history, we intend to continue to forge and maintain relationships with technical, service and industry vendors.

>> EXPANDED DIRECT SALES ACTIVITIES: We are developing a campaign for our sales personnel that will include lead generation, cross selling and up-selling.

Employees

      As of December 31, 2004, we had 42 outside consultants, 90 consultants on the payroll and 32 non-consultant employees. Outside consultants not on the payroll represent corporations with which we have long standing relationships. None of our employees is represented by a labor union or subject to a collective bargaining agreement. We have never experienced a work stoppage and we believe that our relations with employees are good.

Employment Agreements

      Mr. Scott Newman, President and Chief Executive Officer, agreed to a five-year employment agreement dated as of March 26, 2004. The agreement provides for an annual salary to Mr. Newman of $500,000 and an annual bonus to be awarded by the Company's to-be-appointed Compensation Committee. The agreement also provides for health, life and disability insurance, as well as a monthly car allowance. In the event that Mr. Newman's employment is terminated other than with good cause, he will receive a payment of three year's base salary.

      Mr. Glenn Peipert, Executive Vice President and Chief Operating Officer, agreed to a five-year employment agreement dated as of March 26, 2004. The agreement provides for an annual salary to Mr. Peipert of $375,000 and an annual bonus to be awarded by the Company's to-be-appointed Compensation Committee. The agreement also provides for health, life and disability insurance, as well as a monthly car allowance. In the event that Mr. Peipert's employment is terminated other than with good cause, he will receive a payment of three year's base salary.

      Mr. Mitchell Peipert, Vice President and Chief Financial Officer, agreed to a three-year employment agreement dated as of March 26, 2004. The agreement provides for an annual salary to Mr. Peipert of $200,000 and an annual bonus to be awarded by the Company's to-be-appointed Compensation Committee. The agreement also provides for health, life and disability insurance, as well as a monthly car allowance. In the event that Mr. Peipert's employment is terminated other than with good cause, he will receive a payment of three year's base salary.

Protection Against Disclosure of Customer Information

      We have implemented policies to prevent customer information from being disclosed to unauthorized parties or used inappropriately. Our employee handbook, which every employee receives and signs an acknowledgement of, mandates that it is strictly prohibited for employees to disclose customer information to third parties and further mandates that disciplinary action be taken against those who violate such policy, including possible termination. Our outside consultants sign non-disclosure agreements prohibiting disclose customer information to third parties, among other things, and we perform background checks on employees and outside consultants.

Properties

      Our headquarters are located at 100 Eagle Rock Avenue, East Havover, New Jersey 07936. Our lease for this space expires on December 31, 2005. Our wholly owned subsidiary, DeLeeuw Associates, LLC ("DeLeeuw"), has an office at Suite 1460, Charlotte Plaza, 201 South College Street, Charlotte, North Carolina 28244. DeLeeuw leases this space which has a stated expiration date of December 31, 2005.

Legal Proceedings

      We are not currently a party to any material legal proceedings.

Related Party Transactions

      As of March 30, 2004, Scott Newman and Glenn Peipert owed the Company an aggregate of approximately $204,000, including accrued interest. These loans bear at 3% per annum and are due and payable by December 31, 2005.

Guarantees

      We currently have a line of credit with Trust Company Bank pursuant to which we may borrow up to $3,000,000 against eligible accounts receivable. This line is collateralized by all of our assets and guaranteed by Scott Newman and Glenn Peipert. As of March 30, 2004, approximately $2,397,000 was outstanding under this line.

                                  RISK FACTORS

      The following risks and uncertainties may have a material and adverse effect on our business, financial condition and results of operations. Carefully consider these risks and uncertainties together with all of the other information included or incorporated by reference in this Current Report on Form 8-K/A. If any of the material risks or uncertainties we face were to occur, the value of our Common Stock may decline.

      Because we depend on a small number of key customers, non-recurring revenue and contracts terminable on short notice, our business could be adversely affected if we fail to retain these customers and/or obtain new customers at a level sufficient to support our operations and/or broaden our customer base.

      For the year ended December 31, 2003, two customers accounted for approximately $6,126,000 of our revenues, which equaled approximately 43% of our revenues. One of such customers accounted for approximately 29% of our revenues. For the year ended December 31, 2002, those customers accounted for approximately $9,540,000 of our revenues, which equaled approximately 59% of our revenues. In addition, our contracts provide that our services are terminable upon short notice, typically not more than 30 days. Non-renewal or termination of contracts with these or other customers without adequate replacements would have a material and adverse effect upon our business. In addition, a large portion of our revenues are derived from consulting services that are generally non-recurring in nature. There can be no assurance that we will:

      o obtain additional contracts for projects similar in scope to those previously obtained from our principal customers or any other customer;

      o     be able to retain existing customers or attract new customers;

      o     provide services in a manner acceptable to customers;

      o     offer pricing for services which is acceptable to customers; or

      o broaden our customer base so that we will not remain largely dependent upon a limited number of customers that will continue to account for a substantial portion of our revenues.

      We may be subject to additional risks relating to our customers that could adversely affect our business, such as delays in customer funding, lengthy customer review processes for awarding contracts, delay, termination, reduction or modification of contracts in the event of changes in customer policies or as a result of budgetary constraints, and/or increased or unexpected costs resulting in losses under fixed-fee contracts, which factors could also adversely affect our business.

      In the fiscal year ended December 31, 2003, we had a decrease in revenues and gross profits, and we sustained an operating loss and cannot be sure that we will operate profitably in the future.

      During the fiscal year ended December 31, 2003, our revenues decreased by $1.8 million from $16.2 million for the year ended December 31, 2002 to $14.4 million for the year ended December 31, 2003. In addition our gross profits decreased by approximately 5.8%. Accordingly, we sustained an net loss in the approximate amount of ($307,000).

      We have a significant amount of debt, which in the event of a default could have material adverse consequences upon us.

      On March 30, 2003, we entered into a loan agreement with the Trust Company of New Jersey, pursuant to which we borrowed $3,000,000 (the "Loan"). The Loan is collaterized by all of our corporate assets and guaranteed by our two principal stockholders. The degree to which we are leveraged could have important consequences to us, including the following:

      o a portion of our cash flow must be used to pay interest on our indebtedness and therefore is not available for use in our business;

      o our indebtedness increases our vulnerability to changes in general economic and industry conditions;

      o our ability to obtain additional financing for working capital, capital expenditures, general corporate purposes or other purposes could be impaired; and

      o our failure to comply with covenants and restrictions contained in the terms of our borrowings could lead to a default which could cause all or a significant portion of our debt to become immediately payable.

In addition, certain terms of the Loan require the prior consent of Trust Company on many corporate actions including, but not limited to, mergers and acquisitions.

      Our revenues are difficult to forecast.

      We may increase our corporate overhead expenses in the event that we increase our business and/or acquire other businesses, while our operating expenses for sales, marketing and technical personnel to sell, provide and support our services also increases. Additionally, although most of our customers are large, creditworthy entities, at any given point in time, we may have significant accounts receivable balances with customers that expose us to credit risks if such customers are unable to pay such obligations. If we have an unexpected shortfall in revenues in relation to our expenses, or significant bad debt experience, our business could be materially and adversely affected.

      Our profitability will suffer if we are not able to maintain our pricing and utilization rates and control our costs. A continuation of current pricing pressures could result in permanent changes in pricing policies and delivery capabilities.

      Our profit margin, and therefore our profitability, is largely a function of the rates we are able to recover for our services. Accordingly, if we are not able to maintain the pricing for our services or an appropriate utilization rate for our professionals without corresponding cost reductions, our profit margin and our profitability will suffer. The rates we are able to recover for our services are affected by a number of factors, including:

      o our clients' perceptions of our ability to add value through our services;

      o     pricing policies of our competitors;

      o our ability to accurately estimate, attain and sustain engagement revenues, margins and cash flows over increasingly longer contract periods;

      o     the  use  of   globally   sourced,   lower-cost   service   delivery
            capabilities by our competitors and our clients; and

      o     general economic and political conditions.

      Our profitability is also a function of our ability to control our costs and improve our efficiency. As the continuation of current pricing pressures could result in permanent changes in pricing policies and delivery capabilities, we must continuously improve our management of costs.

      Unexpected costs or delays could make our contracts unprofitable.

      In the future, we may have many types of contracts, including time-and-materials contracts, fixed-price contracts and contracts with features of both of these contract types. When making proposals for engagements, we estimate the costs and timing for completing the projects. These estimates reflect our best judgment regarding the efficiencies of our methodologies and professionals as we plan to deploy them on projects. Any increased or unexpected costs or unanticipated delays in connection with the performance of these engagements, including delays caused by factors outside our control, could make these contracts less profitable or unprofitable, which would have an adverse effect on our profit margin.

      Our business could be adversely affected if we fail to adapt to emerging and evolving markets.

      The markets for our services are changing rapidly and evolving and, therefore, the ultimate level of demand for our services is subject to substantial uncertainty. Any significant decline in demand for programming and applications development and information technology consulting services could materially and adversely affect our business and prospects.

      Our ability to achieve growth targets is dependent in part on maintaining existing customers and continually attracting and retaining new customers to replace those who have not renewed their contracts. Our ability to achieve market acceptance will require substantial efforts and expenditures on our part to create awareness of our services.

      If we should experience rapid growth, such growth could strain our managerial and operational resources, which could adversely affect our business.

      Any rapid growth that we may experience would most likely place a significant strain on our managerial and operational resources. If we are successful in acquiring other companies, we will be required to manage multiple relationships with various customers, strategic partners and other third parties. Further growth or an increase in the number of strategic relationships may increase this strain on existing managerial and operational resources, inhibiting our ability to achieve the rapid execution necessary to successfully implement our growth strategy without incurring additional corporate expenses.

      We face intense competition and our failure to meet this competition could adversely affect our business.

      Competition for our information technology consulting services is significant and we expect that this competition will continue to intensify due to the low barriers to entry. We may not have the financial resources, technical expertise, sales and marketing or support capabilities to adequately meet this competition. We compete against numerous large companies, including, among others, multi-national and other major firms. These firms have substantially greater market presence, longer operating histories, more significant customer bases and financial, technical, facilities, marketing, capital and other resources than we have. If we are unable to compete against such competitors, our business will be adversely affected.

      Our competitors may respond more quickly than us to new or emerging technologies and changes in customer requirements. Our competitors may also devote greater resources than we can to the development, promotion and sale of our services. If one or more of our competitors develops and implements methodologies that result in superior productivity and price reductions without adversely affecting their profit margins, our business could suffer. Competitors may also:

      o     engage in more extensive research and development;

      o     undertake more extensive marketing campaigns;

      o     adopt more aggressive pricing policies; and

      o make more attractive offers to our existing and potential employees and strategic partners.

In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties that could be detrimental to our business.

      New competitors, including large computer hardware, software, professional services and other technology and telecommunications companies, may enter our markets and rapidly acquire significant market share. As a result of increased competition and vertical and horizontal integration in the industry, we could encounter significant pricing pressures. These pricing pressures could result in substantially lower average selling prices for our services. We may not be able to offset the effects of any price reductions with an increase in the number of customers, higher revenue from consulting services, cost reductions or otherwise. In addition, professional services businesses are likely to encounter consolidation in the near future, which could result in decreased pricing and other competition.

      If we fail to adapt to the rapid technological change constantly occurring in the areas in which we operate, our business could be adversely affected.

      The market for information technology consulting services is rapidly evolving. Significant technological changes could render our existing services obsolete. We must adapt to this rapidly changing market by continually improving the responsiveness, functionality and features of our services to meet customers' needs. If we are unable to respond to technological advances and conform to emerging industry standards in a cost-effective and timely manner, our business could be materially and adversely affected.

      If we fail to retain key personnel, our business could be adversely affected.

      There is intense competition for qualified personnel in the areas in which we operate. The loss of existing personnel or the failure to recruit additional qualified managerial, technical and sales personnel, as well as expenses in connection with hiring and retaining personnel, could adversely affect our business. We also depend upon the performance of our executive officers and key employees. In addition, we have not obtained "key man" life insurance on the lives of either Messrs. Newman or Peipert and, as such, the death of either of these individuals could have a material adverse effect upon us.

      We will need to attract, train and retain more employees for management, engineering, programming, sales and marketing, and customer service and support positions. As noted above, competition for qualified employees, particularly engineers, programmers and consultants, continues to be intense. Consequently, we may not be able to attract, train and retain the personnel we need to continue to offer solutions and services to current and future customers in a cost effective manner, if at all.

      If we fail to raise capital, we may need to support and increase our operations, our business could be adversely affected.

      Our future capital uses and requirements will depend on numerous factors, including:

      o     the  extent  to  which  our   solutions  and  services  gain  market
            acceptance;

      o the level of revenues from current and future solutions and services;

      o     the expansion of operations;

      o the costs and timing of product and service developments and sales and marketing activities;

      o     the costs related to acquisitions of technology or businesses; and

      o     competitive developments.

      We may require additional capital in order to continue to support and increase our sales and marketing efforts, continue to expand and enhance the solutions and services we are able to offer to current and future customers and fund potential acquisitions. This capital may not be available on terms acceptable to us, if at all. In addition, we may be required to spend greater-than-anticipated funds if unforeseen difficulties arise in the course of these or other aspects of our business. As a consequence, we will be required to raise additional capital through public or private equity or debt financings, collaborative relationships, bank facilities or other arrangements. We cannot assure you that such additional capital will be available on terms acceptable to us, if at all. Any additional equity financing is expected to be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants and increased interest costs. Our inability to obtain sufficient financing may require us to delay, scale back or eliminate some or all of our expansion programs or to limit the marketing of our services. This could have a material and adverse effect on our business.

      We could have potential liability to our customers that could adversely affect our business.

      Our services involve development and implementation of computer systems and computer software that are critical to the operations of our customers' businesses. If we fail or are unable to satisfy a customer's expectations in the performance of our services, our business reputation could be harmed or we could be subject to a claim for substantial damages, regardless of our responsibility for such failure or inability. In addition, in the course of performing services, our personnel often gain access to technologies and content which include confidential or proprietary customer information. Although we have implemented policies to prevent such customer information from being disclosed to unauthorized parties or used inappropriately, any such unauthorized disclosure or use could result in a claim for substantial damages. Our business could be adversely affected if one or more large claims are successfully asserted against us that are uninsured, exceed available insurance coverage or result in changes to our insurance policies, including premium increases or the imposition of a large deductible or co-insurance requirements. Although we maintain general liability insurance coverage, including coverage for errors and omissions, there can be no assurance that such coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims.

      We do not intend to pay dividends on our Common Stock in the foreseeable future.

      We have never paid cash dividends on our Common Stock other than distributions resulting from our past tax status as a Subchapter S corporation. Our current Board of Directors do not anticipate that we will pay cash dividends in the foreseeable future. Instead, we intend to retain future earnings for reinvestment in our business and/or to fund future acquisitions. In addition, the Loan and Security Agreement with Trust Company of New Jersey requires that we obtain their prior consent prior to paying any dividends.

      Our management group owns or controls a significant number of the outstanding shares of our Common Stock and will continue to have significant ownership of our voting securities for the foreseeable future.

      Scott Newman and Glenn Peipert, our principal stockholders and our executive officers and two of our directors, beneficially own approximately 44.6% and 22.3%, respectively, of our outstanding Common Stock. As a result, these persons will have the ability, acting as a group, to effectively control our affairs and business, including the election of directors and subject to certain limitations, approval or preclusion of fundamental corporate transactions. This concentration of ownership of our Common Stock may:

      o     delay or prevent a change in the control;

      o impede a merger, consolidation, takeover, or other transaction involving us; or

      o discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

See "Principal Stockholders" and "Management."

      The authorization and issuance of "blank check" preferred stock could have an anti-takeover effect detrimental to the interests of our stockholders.

      Our certificate of incorporation allows the board of directors to issue preferred stock with rights and preferences set by our board without further stockholder approval. The issuance of shares of this "blank check preferred" under particular circumstances could have an anti-takeover effect. For example, in the event of a hostile takeover attempt, it may be possible for management and the board to endeavor to impede the attempt by issuing shares of blank check preferred, thereby diluting or impairing the voting power of the other outstanding shares of Common Stock and increasing the potential costs to acquire control of us. Our board of directors has the right to issue blank check preferred without first offering them to holders of our Common Stock, as the holders of our Common Stock have no preemptive rights.

      We are not currently compliant with the Sarbanes-Oxley Act.

      The enactment of the Sarbanes-Oxley Act in July 2002 created a significant number of new corporate governance requirements. Such requirements will require us to make changes to our current corporate governance practices. Although we expect to implement the requisite changes to become compliant with the new requirements, we are not currently. Currently, only one of the members of our Board of Directors are considered to be independent. We may not be able to attract a sufficient number of directors in the future to satisfy this future requirement if it becomes applicable to us.

      We face intense competition for acquisition candidates.

      There is a high degree of competition among companies seeking to acquire interests in information technology service companies such as those we may target for acquisition. We are expected to continue to be an active participant in the business of seeking business relationships with, and acquisitions of interests in, such companies. A large number of established and well-financed entities, including venture capital firms, are active in acquiring interests in companies that we may find to be desirable acquisition candidates. Many of these investment-oriented entities have significantly greater financial resources, technical expertise and managerial capabilities than we do. Consequently, we may be at a competitive disadvantage in negotiating and executing possible investments in these entities as many competitors generally have easier access to capital, on which entrepreneur-founders of privately-held information technology service companies generally place greater emphasis than obtaining the management skills and networking services that we can provide. Even if we are able to compete with these venture capital entities, this competition may affect the terms and conditions of potential acquisitions and, as a result, we may pay more than expected for targeted acquisitions. If we cannot acquire interests in attractive companies on reasonable terms, our strategy to build our business through acquisitions may be inhibited.

      We  will  encounter   difficulties  in  identifying  suitable  acquisition
candidates and integrating new acquisitions.

      A key element of our expansion strategy is to grow through acquisitions. If we identify suitable candidates, we may not be able to make investments or acquisitions on commercially acceptable terms. Acquisitions may cause a disruption in our ongoing business, distract management, require other resources and make it difficult to maintain our standards, controls and procedures. We may not be able to retain key employees of the acquired companies or maintain good relations with their customers or suppliers. It may be required to incur additional debt and to issue equity securities, which may be dilutive to existing stockholders, to effect and/or fund acquisitions.

      We cannot assure you that any acquisitions we make will enhance our business.

      We cannot assure you that any completed acquisition will enhance our business. Since we anticipate that acquisitions could be made with both cash and our Common Stock, if we consummate one or more significant acquisitions, the potential impacts are:

      o     a  substantial  portion  of our  available  cash  could  be  used to
            consummate  the  acquisitions   and/or  we  could  incur  or  assume
            significant amounts of indebtedness; and

      o our stockholders could suffer significant dilution of their interest in our Common Stock.

      Also, we are required to account for acquisitions under the purchase method, which would likely result in our recording significant amounts of goodwill. The inability of a subsidiary to sustain profitability may result in an impairment loss in the value of long-lived assets, principally goodwill, property and equipment, and other tangible and intangible assets, which would adversely affect our financial statements.

      Our services or solutions may infringe upon the intellectual property rights of others.

      We cannot be sure that our services and solutions, or the solutions of others that we offer to our clients, do not infringe on the intellectual property rights of third parties, and we may have infringement claims asserted against us or against our clients. These claims may harm our reputation, cost us money and prevent us from offering some services or solutions. In some instances, the amount of these expenses may be greater than the revenues we receive from the client. Any claims or litigation in this area, whether we ultimately win or lose, could be time-consuming and costly, injure our reputation or require us to enter into royalty or licensing arrangements. We may not be able to enter into these royalty or licensing arrangements on acceptable terms.

      We could be subject to systems failures that could adversely affect our business.

      Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems and infrastructure. We currently maintain our computer systems in our facilities at our offices in New Jersey. Although we have taken precautions against systems failure, interruptions could result from natural disasters as well as power losses, telecommunications failures and similar events. We also lease telecommunications lines from local and regional carriers, whose service may be interrupted. Any damage or failure that interrupts or delays network operations could materially and adversely affect our business.

      Our business could be adversely affected if we fail to adequately address security issues.

      We have taken measures to protect the integrity of our infrastructure and the privacy of confidential information. Nonetheless, our infrastructure is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person or entity circumvents its security measures, they could jeopardize the security of confidential information stored on our systems, misappropriate proprietary information or cause interruptions in our operations. We may be required to make substantial additional investments and efforts to protect against or remedy security breaches. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability.

Management's Discussion and Analysis of Financial Condition and Results of Operations

      The following management's discussion and analysis should be read in conjunction with our combined audited financial statements for the fiscal years ended December 31, 2003 and 2002 and related Notes to those financial statements. The following information relates solely to the business of Conversion Services International, Inc. and not the business of LCS Group, Inc.

Overview

      We are in the business of supplying professional services relating to information technology management consulting, data warehousing, business intelligence and e-business. Our clients are primarily in the financial services, pharmaceutical and telecommunications industries, although we have clients in other industries as well. Our clients are primarily located in the northeastern United States. We enable organizations to leverage their corporate information assets by providing strategy, process and methodology, best practices data warehousing, business intelligence, enterprise reporting and analytic solutions.

      Conversion Services International, Inc. began operations in 1990. Our services were originally focused on e-business solutions and data warehousing. In the late 1990s, we strategically repositioned ourselves to capitalize on our data warehousing expertise and we are now poised to capture market share in the fast growing business intelligence/data warehousing space. The business essentially became a public company through our merger with a wholly owned subsidiary of LCS Group, Inc., effective as of January 30, 2004 (see Item 1).

      Revenue from consulting and professional services is recognized at the time the services are performed, evidence of an arrangement exists, the fee is fixed or determinable and collectibility is reasonably assured. Our services range from providing customers with a single consultant to multi-personnel full-scale projects. CSI's contracts provide that its services are terminable upon relatively short notice, typically not more than 30 days. There can be no assurance that CSI's customers will continue to enter into contracts with CSI or that existing contracts will not be terminated. CSI provides its services directly to end-user organizations, in most cases.

      During the fiscal year ended December 31, 2003, two of our customers accounted for approximately 43% of total revenues. During the fiscal year ended December 31, 2002, two customers accounted collectively for approximately 59% of total revenues.

      Our most significant costs are personnel expenses, which consist of consultant fees, benefits and payroll-related expenses, and outside consultants.

Critical Accounting Policies

Revenue Recognition

      Revenue from consulting and professional services is recognized at the time the services are performed, evidence of an arrangement exists, the fee is fixed or determinable and collectibility is reasonably assured.

Accounts Receivable

      We carry our accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, we evaluate our accounts receivable and change the allowance for doubtful accounts, when deemed necessary, based on our history of past write-offs and collections, contractual terms and current credit conditions.

Property and Equipment

      Property and equipment are stated at cost and includes equipment held under capital lease agreements. Depreciation, which includes amortization of leased equipment, is computed principally by an accelerated method and is based on the estimated useful lives of the various assets ranging from three to seven years. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Expenditures for maintenance and repairs have been charged to operations. Major renewals and betterments have been capitalized.

Amortization

      We amortize deferred loan costs on a straight-line basis over the term of the related loan instrument. We amortize acquired customer lists and contracts over an estimated useful life of 5 years.

Goodwill and Intangible Assets

      Goodwill represents the amounts paid in connection with a settlement agreement with the Elligent Consulting Group to re-acquire the ownership rights to our Company and in connection with the acquisition of Scosys, Inc. Additionally, as part of our acquisition of Scosys, Inc., executed in November 2002, we acquired intangible assets. We adopted FASB Statement 142 as of January 1, 2002 for all goodwill recognized in our balance sheet as of December 31, 2001. This statement changed the accounting for goodwill from an amortization method to an impairment-only approach, and introduced a new model for determining impairment charges.

      Goodwill and intangible assets are reviewed for impairment whenever events or circumstances indicate impairment might exist or at least annually. We assess the recoverability of our assets, in accordance with SFAS No. 142 "Goodwill and Other Intangible Assets," comparing projected undiscounted cash flows associated with those assets against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Our goodwill and intangible assets were not impaired at December 31, 2003.

Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

      Financial instruments which potentially subject us to concentrations of credit risk are cash and accounts receivable arising from our normal business activities. We routinely assesses the financial strength of our customers, based upon factors surrounding their credit risk, establishes an allowance for doubtful accounts, and as a consequence believes that our accounts receivable credit risk exposure beyond such allowances is limited. At December 31, 2003, one customer approximated 25% of our accounts receivable balance.

      We maintain our cash with a high credit quality financial institution. Each account is secured by the Federal Deposit Insurance Corporation up to $100,000

Income Taxes

      We account for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. In estimating future tax consequences, we generally consider all expected future events other than enactments of changes in the tax laws or rates.

      On January 1, 2001, we elected to be an "S" Corporation, whereby the stockholders account for their share of our earnings, losses, deductions and credits on their federal and various state income tax returns. We are subject to New York City and various state income taxes. On September 30, 2003, our "S" Corporation status was revoked in connection with the conversion of convertible subordinated debt into common shares. As a result of the revocation of our "S" Corporation status, we converted into a "C" Corporation and we expect to have an effective income tax rate of approximately 40%.

Results of Operations

Fiscal year ended December 31, 2003 compared to December 31, 2002

      The following table sets forth for the periods indicated certain financial data expressed as a percentage of total revenue, for continuing operations:

                              PERCENTAGE OF REVENUE
                                                             YEAR ENDED
                                                       ----------------------
                                                            December 31,

                                                         2003          2002
                                                         ----          ----
Revenue                                                 100.0%        100.0%
Cost of Sales                                            71.5          65.7
                                                      -------       -------
Gross Profit                                             28.5          34.3
                                                      -------       -------
Selling and marketing                                    10.8           6.7
General and administrative                               18.8          21.8
Depreciation and amortization                             1.5           0.9
                                                      -------       -------
Total operating expenses                                 31.1          29.5
                                                      -------       -------
Operating Income (loss)                                  -2.6           4.8
Interest expense                                          0.9           0.8
                                                      -------       -------
Income/loss from continuing operations before
  income tax preparations                                -3.5           3.9
Income tax provision (Benefit)                           -1.3           0.1
                                                      -------       -------
Income/loss from operations                             -2.20%         3.80%
                                                      =======       =======

        The following discussion compares the combined results from continuing operations for the fiscal year ended December 31, 2003 and the fiscal year ended December 31, 2002.

      Revenue. For the year ended December 31, 2003, revenues decreased by $1,800,000 from $16,200,000 for the year ended December 31, 2002 to $14,400,000 for the year ended December 31, 2003. Our revenues decreased by $4,400,000 with an offsetting increase of $2,600,000 from those accounts acquired pursuant to our acquisition of Scosys, Inc. The decrease was attributable primarily to the soft market in information technology consulting services that existed in 2003, generally.

      Gross profit. Our gross profit percentage decreased to 28.5% of revenues for the year ended December 31, 2003 from 34.3% for the year ended December 31, 2002. The decrease in gross profit percentage was due to a combination of higher personnel costs and lower rates realized for billable consultants as a result of the softer market. We expect that the gross profit margins will rise in future quarters, as we begin to hire consultants on payroll, which we anticipate will translate into higher margins.

      Selling and marketing expenses. Selling and marketing expenses increased $458,000 or 42% to $1,553,000 for the year ended December 31, 2003, and increased as a percentage of revenue from 6.7% to 10.8%, respectively. The increase in selling and marketing expenses was related primarily to our strategic decision to capitalize on the projected upturn in information technology consulting services. We hired a seasoned Vice President of Sales and additional experienced sales executives. These expenses had the effect of increasing sales salaries and commissions by $302,000 for the year ended December 31, 2003 compared with the year ended December 31, 2002. Accordingly, sales travel and entertainment, benefits and payroll taxes increased by $103,000.

      General and administrative expenses. General and administrative expenses decreased by 23.9% or $847,000, to $2,702,000 for the year ended December 31, 2003, from $3,549,000 for the year ended December 31, 2002, and decreased as a percentage of revenue to 18.8% from 21.8%, respectively. The decrease in general and administrative expenses was related primarily to the reduction of in-house developers salaries totaling $997,000. The reduction represents a combination of developers that were terminated as part of a cost cutting movement and the change in status of our in house development manager in 2002 (non-billable status) to an on site customer project in 2003 (billable status). In connection with the Scosys, Inc. acquisition, we incurred $159,000 in additional salaries to support the acquisition. The reduction of rent expense by $106,000 was another factor. We were able to negotiate a temporary reduction in rent as space requirements diminished as a result of the termination of in-house developers.

      Depreciation and amortization. Depreciation and amortization expenses increased by $64,000 for the fiscal year ended December 31, 2003, compared to the same period in 2002. Depreciation is computed principally by an accelerated method and is based on the estimated useful lives of the various assets ranging from three to seven years. The increase in amortization expense is attributable to the increase in identifiable intangibles from the acquisition of Scosys, Inc.

      Interest expense. We incurred $136,000 and $139,000 in interest expense during the fiscal years ended December 31, 2003 and 2002, respectively, related primarily to borrowings under our line of credit. Borrowings under the line of credit were used to fund operating activities, to make payments under the obligation in connection with the Scosys acquisition and for distributions to stockholders. The decrease in interest expense reflects the increased average outstanding borrowings and at a lower variable rate of interest charged in 2003.

Liquidity and Capital Resources

      Since our inception, and until this year, we have funded our operations primarily from cash generated by operations and, to a lesser extent, such cash has been augmented with funds from borrowings under our credit facilities and from investments by affiliates and other investors.

      We had cash of $412,000  at  December  31,  2003.  We had working  capital
(deficit)  of  ($639,000)   and  ($600,000)  at  December  31,  2003  and  2002,
respectively.

      Net cash used in operating activities was ($541,000) and ($52,000) for the year ended December 31, 2003 and 2002, respectively. Net cash used in operations for the year ended December 31, 2003 is primarily attributable to the net loss from operations of approximately ($307,000) and an increase of approximately $268,000 in the amounts due from customers resulting from a change in payment policy from due on receipt to "net 30" day payment terms. Net cash used in operating activities for the fiscal year ended December 31, 2002 were primarily attributable to the counter balance of the net income from operations of approximately $617,000 and an increase of approximately $181,000 in the amounts due from customers and a decrease in accounts payable and accrued expenses of approximately $549,000.

      Net cash provided by (used in) investing activities were ($103,000) and $87,000 for the years ended December 31, 2003 and 2002, respectively. Net cash used in investing activities for the year ended December 31, 2003 was attributable to the acquisition of property and equipment of approximately $94,000. Net cash provided by investing activities for the fiscal year ended December 31, 2002 was attributable to the collection of the note receivable issued in 2001 for approximately $210,000 offset by the acquisition of property and equipment of approximately $41,000 and intangible assets acquired in the Scosys transactions of approximately $83,000.

      Net cash provided by (used in) financing activities for the years ended December 31, 2003 and 2002 were $1,056,000, and ($56,000), respectively. Net cash provided by financing activities for the year ended December 31, 2003 was predominately attributable to the issuance of $1,500,000 of convertible debt and additional borrowing on the Company's line of credit of $1,113,000 offset by $770,000 of distributions to stockholders and principal payment on long-term debt and obligations arising from the Scosys acquisition of $778,000. Net cash used in financing activities for the fiscal year ended December 31, 2002, were primarily attributable an increase in net borrowings under existing credit facilities of approximately $150,000 and approximately $180,000 in distributions to stockholders.

      We had a credit facility with Fleet Bank (the "Bank"), which provided for a maximum borrowing of $2,250,000, based upon eligible accounts receivable. The interest rate was at the Bank's prime rate plus one. The line was collateralized by all corporate assets, guaranteed by our two principal stockholders, and expired on June 30, 2004. As of December 31, 2003, the outstanding balance was approximately $1,800,000.

      We had two term loans with the Bank. One note was payable in monthly installments of $8,333, plus interest at the Bank's prime rate plus one-fourth and was due in November 2005. The note was collateralized by all corporate assets and was guaranteed by our two principal stockholders. As of December 31, 2003, the outstanding balance was $191,666. The other note was payable in monthly installments of $11,667, plus interest at LIBOR plus 200 basis points and was due in November 2005. The note was collateralized by all corporate assets, pledged securities and was guaranteed by our stockholders. As of December 31, 2003, the outstanding balance was $268,333.

      Our new credit facility, which provides for a maximum borrowing of $3,000,000 with Trust Company, was funded on March 30, 2004 and, as a result, the credit facility and the two term loans with the Bank were cancelled, and all outstanding amounts were repaid, on March 30, 2004. The interest rate is at the bank's prime rate plus seven-eighths. The line is collateralized by all corporate assets, guaranteed by our two principal stockholders, and expires in March 2007.

      In connection with our acquisition of Scosys, Inc., an obligation as of December 31, 2003 of $213,533 is due a third-party and is payable through May 2004.

Income Tax Status

      We account for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. In estimating future tax consequences, we generally consider all expected future events other than enactments of changes in the tax laws or rates. On January 1, 2001, we elected to be an S Corporation, whereby the stockholders accounted for their share of our earnings, losses, deductions and credits on their federal and various state income tax returns. We are subject to New York City and various state income taxes. On September 30, 2003, our "S" Corporation status was revoked in connection with the conversion of convertible subordinated debt into common shares. On a prospective basis, we expect to have an effective income tax rate of approximately 40%.

      We currently believe that, together with available funds, existing credit facilities and cash flows expected to be generated from operations, if any, will be sufficient to fund our working capital and capital expenditure requirements for at least the next twelve months. We may decide to raise additional funds in order to fund expansion, to develop new or enhanced products and services, to respond to competitive pressures or to acquire complementary businesses or technologies. We cannot assure you, however, that additional financing will be available when needed or desired on terms favorable to us or at all.

Off-Balance Sheet Transactions

      We  do  not  have  any  transactions,   agreements  or  other  contractual
arrangements that constitute off-balance sheet arrangements.

Contractual Obligations

      The following is a chart of our contractual obligations, which are all payable within the next three years:

--------------------------------------------------------------------------------
Contractual Obligations                  Total     Less than 1 year    1-3 years
--------------------------------------------------------------------------------
Long-term Debt                        $  673,532      $  453,533      $  219,999
--------------------------------------------------------------------------------
Capital lease Obligations             $   22,377      $    8,448      $   13,929
--------------------------------------------------------------------------------
Operating leases                      $  712,469      $  343,628      $  368,841
--------------------------------------------------------------------------------
Total                                 $1,408,378      $  805,609      $  602,769
--------------------------------------------------------------------------------

        The following table sets forth information concerning our executive officers and directors and their ages as of March 30, 2004:

Name                    Age    Position
----                    ---    --------

Scott Newman            44     President, Chief Executive Officer and Chairman

Glenn Peipert           42     Executive Vice President, Chief Operating Officer
                                and Director

Mitchell Peipert        45     Vice President, Chief Financial Officer,
                                Secretary and Treasurer

Lawrence K. Reisman     45     Director

Robert C. DeLeeuw       47     President, DeLeeuw Associates, LLC

      SCOTT NEWMAN, President, Chief Executive Officer and Chairman since January 2004. Mr. Newman founded the former Conversion Services International, Inc. in 1990 (before its merger with and into the Company) ("Old CSI") and is the largest stockholder of the Company. He has over twenty years of experience providing technology solutions to major companies internationally. Mr. Newman has direct experience in strategic planning, analysis, design, testing and implementation of complex big-data solutions. He possesses a wide range of software and hardware architecture/discipline experience, including, client/server, data discovery, distributed systems, data warehousing, mainframe, scaleable solutions and e-business. Mr. Newman has been the architect and lead designer of several commercial software products used by Chase, Citibank, Merrill Lynch and Jaguar Cars. Mr. Newman advises and reviews data warehousing and business intelligence strategy on behalf of the Company's Fortune 1000 clients, including AT&T Capital, Jaguar Cars, Cytec and Chase. Mr. Newman is a member of the Young Presidents Organization, a leadership organization that promotes the exchange of ideas, pursuit of learning and sharing strategies to achieve personal and professional growth and success. Mr. Newman received his B.S. from Brooklyn College in 1980.

      GLENN PEIPERT, Executive Vice President, Chief Operating Officer and Director since January 2004. Mr. Peipert held the same positions with Old CSI since its inception in 1990, and now holds the same positions with the Company. Mr. Peipert has over two decades of experience consulting to major organizations about leveraging technology to enable strategic change. He has advised clients representing a broad cross-section of rapid growth industries worldwide. Mr. Peipert has hands on experience with the leading data warehousing products. His skills include architecture design, development and project management. He routinely participates in architecture reviews and recommendations for the
Company's Fortune 500 clients. Mr. Peipert has managed major technology initiatives at Chase, Tiffany, Morgan Stanley, Cytec and the United States Tennis Association. He speaks nationally on applying data warehousing technologies to enhance business effectiveness and has authored multiple white papers regarding business intelligence. Mr. Peipert is a member of the Institute of Management Consultants, as well as TEC International, a leadership organization whose mission is to increase the effectiveness and enhance the lives of chief executives and those they influence. Mr. Peipert is the brother of Mitchell Peipert, the Company's Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Peipert received his B.S. from Brooklyn College in 1982.

      MITCHELL PEIPERT, Vice President, Chief Financial Officer, Secretary and Treasurer since January 2004. Mr. Peipert is a Certified Public Accountant who held the same positions with Old CSI from January 2001 to September 2002. From September 2002 to December 2003, Mr. Peipert was Senior Sales Executive for NIA Group and President of E3 Management Advisors. From April 1992 until January 2001, Mr. Peipert served as Senior Vice President of Operations and Controller of TSR Wireless LLC, where he directed the accounting, operations and human resources functions. He also assisted the chief executive officer in strategic planning, capital raising and acquisitions. Prior to his employment by TSR, he held various managerial roles for Anchin, Block & Anchin, certified public accountants, Merrill Lynch and Grant Thornton. Mr. Peipert is the brother of Glenn Peipert, the Company's Executive Vice President, Chief Operating Officer and Director. Mr. Peipert received his B.S. from Brooklyn College in 1980 and received his M.B.A. in Finance from Pace University in 1986.

      LAWRENCE K. REISMAN, Director since February 2004. Mr. Reisman is a Certified Public Accountant who has been the principal of his own firm, The Accounting Offices of L.K. Reisman, since 1986. Prior to forming his company, Mr. Reisman was a tax manager at Coopers & Lybrand and Peat Marwick Mitchell. He routinely provides accounting services to small and medium-sized companies, which services include auditing, review and compilation of financial statements, corporate, partnership and individual taxation, designing accounting systems and management consulting services. Mr. Reisman received his B.S. and M.B.A. in Finance from St. John's University in 1981 and 1985, respectively.

      ROBERT C. DELEEUW, Senior Vice President since March 2004 and President of our wholly owned subsidiary, DeLeeuw Associates, LLC. Mr. DeLeeuw founded DeLeeuw Associates, LLC, formerly known as DeLeeuw Associates, Inc., in 1991. Mr. DeLeeuw has over twenty-five years experience in banking and consulting. During this time, he has managed and supported some of the largest merger projects in the history of the financial services industry and has implemented numerous large-scale business and process change programs for his clients. He has been published in American Banker, Mortgage Banking Magazine, The Journal of Consumer Lending and Bank Technology News where he has also served as a member of the Editorial Advisory Board. Mr. DeLeeuw received his B.S. from Rider University in 1979 and received his M.S. in Management from Stevens Institute of Technology in 1986.

Executive Compensation

      The following table sets forth, for the fiscal years indicated, all compensation awarded to, paid to or earned by the following type of executive officers for the fiscal years ended December 31, 2001, 2002 and 2003: (i) individuals who served as, or acted in the capacity of, our principal executive officer for the fiscal year ended December 31, 2003; and (ii) our other most highly compensated executive officer, who together with the principal executive officer are our most highly compensated officers whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 2003 and who were employed at the end of fiscal year 2003.

                           SUMMARY COMPENSATION TABLE*

                                                                                                LONG TERM COMPENSATION
                                                                                 ---------------------------------------------------
                                                     ANNUAL COMPENSATION(1)               AWARDS                       PAYOUTS
                                                  -----------------------------  ------------------------   ------------------------
                                                                                 RESTRICTED    SECURITIES
                                                                   OTHER ANNUAL    STOCK      UNDERLYING      LTIP       ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR    SALARY    BONUS  COMPENSATION   AWARD(S)    OPTIONS/SARS    PAYOUTS   COMPENSATION
---------------------------               ----    ------    -----  ------------  ----------  -------------  ----------  -----------
                                                   ($)       ($)       ($)           ($)          (#)           ($)       ($)
Scott Newman                              2003    244,452    --        --            --           --            --      206,686(2)
President, Chief Executive Officer and    2002    143,750    --        --            --           --            --      259,418(2)
Chairman                                  2001    250,000    --        --            --           --            --      220,000(2)

Glenn Peipert                             2003    223,016    --        --            --           --            --      171,309(2)
Executive Vice President, Chief Operating 2002    143,750    --        --            --           --            --      199,166(2)
Officer and Director                      2001    187,500    --        --            --           --            --      165,633(2)

----------

* Salary reflects total compensation paid to these executives (both before and after the merger described in Item 1).

(1) The annual amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary reported for each named executive officer and has therefore been omitted.

(2) Amounts shown reflect distributions resulting from our past tax status as a Subchapter S corporation, as well as expenses paid for by the Company.

      Directors do not receive compensation for their duties as directors.

Option Grants as of March 29, 2004

      The only executive officer or director to receive options as of March 29, 2004 was Mitchell Peipert, who was granted options to purchase 4,500,000 shares of Common Stock by our Board of Directors on March 29, 2004 at an exercise price of $0.165 per share. One-third of the options granted vest on the first anniversary, one-third of the options granted vest on the second anniversary and one-third of the options granted vest on the third anniversary. The options expires on March 28, 2014.

2003 Incentive Plan

      The 2003 Incentive Plan was approved at a special meeting of our stockholders on January 23, 2004. The Plan authorizes us to issue 100,000,000 shares of Common Stock for issuance upon exercise of options. It also authorizes the issuance of stock appreciation rights, referred to herein as SARs. The Plan authorizes us to grant

      o     incentive stock options to purchase shares of our common stock,
      o     non-qualified stock options to purchase shares of common stock, and
      o     SARs and shares of restricted common stock.

Objectives

      The objective of the Plan is to provide incentives to our officers, other key employees, consultants, professionals and non-employee directors to achieve financial results aimed at increasing stockholder value and attracting talented individuals to our Company. Persons eligible to be granted incentive stock options under the Plan will be those employees, consultants, professionals and non-employee directors whose performance, in the judgment of a committee of our Board of Directors, can have a significant effect on our success.

Oversight

      The Board, acting as a whole, or a committee thereof appointed by our Board, will administer the Plan by making determinations regarding the persons to whom options should be granted and the amount, terms, conditions and restrictions of the awards. The Board or such committee also has the authority to interpret the provisions of the Plan and to establish and amend rules for its administration subject to the Plan's limitations.

Types of grants

      The Plan allows us to grant incentive stock options, non-qualified stock options, shares of restricted stock, SARs in connections with options and independent SARs. The Plan does not specify what portion of the awards may be in the form of any of the foregoing. Incentive stock options awarded to our employees are qualified stock options under the Internal Revenue Code.

Eligibility

      Under the Plan, we may grant incentive stock options only to our officers and employees, and we may grant non-qualified options to officers and employees, as well as our directors, independent contractors and agents.

Statutory Conditions On Stock Options

Exercise Price

      To the extent that Options designated as incentive stock options become exercisable by an optionee for the first time during any calendar year for Common Stock having a fair market value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as nonqualified stock options.. Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of our stock, or of any parent or subsidiary of ours, must have an exercise price at least equal to 110% of the fair market value of Common Stock on the date of grant and the term of the option may not be longer than five years.

Expiration Date

      Any option granted under the Plan will expire at the time fixed by the Board or its committee, which cannot be more than ten (10) years after the date it is granted or, in the case of any person who owns more than 10% of the combined voting power of all classes of our stock or of any parent or subsidiary corporation, not more than five years after the date of grant.

Exerciseability

      The Board or its committee may also specify when all or part of an option becomes exercisable, but in the absence by such specification, the option will ordinarily be exercisable in whole or part at any time during its term. However, the Board or its committee may accelerate the exerciseability of any option at its discretion.

Assignability

      Options granted under the Plan are not assignable, except by the laws of descent and distribution or as may be otherwise provided by the Board or its committee.

Payment Upon Exercise Of Options

      Payment of the exercise price for any option may be in cash, by withheld shares that, upon exercise, have a fair market value at the time the option is exercised equal to the option price, plus applicable withholding tax, or in the form of shares of our common stock.

Stock Appreciation Rights

      A Stock Appreciation Right is the right to benefit from appreciation in the value of Common Stock. A SAR holder, on exercise of the SAR, is entitled to receive from us in cash or Common Stock an amount equal to the excess of:

      (a) the fair market value of Common Stock covered by the exercised portion of the SAR, as of the date of such exercise, over

      (b) the fair market value of Common Stock covered by the exercised portion of the SAR as of the date on which the SAR was granted.

      The Board or its committee may grant SARs in connection with all or any part of an option granted under the Plan, either concurrently with the grant of the option or at any time thereafter, and may also grant SARs independently of options.

Tax Consequences

      An employee or director will not recognize income on the awarding of incentive stock options and nonstatutory options under the Plan.

      An optionee will recognize ordinary income as the result of the exercise of a nonstatutory stock option in the amount of the excess of the fair market value of the stock on the day of exercise over the option exercise price.

      An employee will not recognize income on the exercise of an incentive stock option, unless the option exercise price is paid with stock acquired on the exercise of an incentive stock option and the following holding period for such stock has not been satisfied. The employee will recognize long-term capital gain or loss on a sale of the shares acquired on exercise, provided the shares acquired are not sold or otherwise disposed of before the earlier of:

      (i)   two years from the date of award of the option or

      (ii)  one year from the date of exercise.

      If the shares are not held for the required period of time, the employee will recognize ordinary income to the extent the fair market value of the stock at the time the option is exercised exceeds the option price, but limited to the gain recognized on sale. The balance of any such gain will be a short-term capital gain. Exercise of an option with previously owned stock is not a taxable disposition of such stock. An employee generally must include in alternative minimum taxable income the amount by which the price such employee paid for an incentive stock option is exceeded by the option's fair market value at the time his or her rights to the stock are freely transferable or are not subject to a substantial risk of forfeiture.

General

      The Plan may be amended, terminated or modified by our Board at any time, subject to stockholder approval as required by law, rule or regulation. No such termination, modification or amendment may affect the rights of an optionee under an outstanding option or the grantee of an award.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of Businesses Acquired.

      Audited   consolidated   financial   statements  of  Conversion   Services
      International, Inc. and Affiliate as of December 31, 2003 and 2002 filed as Exhibit 99.3 hereto.

(c)   Exhibits.

2.1 Agreement and Plan of Reorganization, dated August 21, 2003, among the Company, LCSAC, Conversion Services International, Inc. and certain affiliated stockholders of Conversion Services International, Inc. (filed as Appendix A on Schedule 14A on January 5, 2004).

2.2 First Amendment to Agreement and Plan of Reorganization, dated November 28, 2003, among the Company, LCSAC, Conversion Services International, Inc. and certain affiliated stockholders of Conversion Services International, Inc. (filed as Appendix A on Schedule 14A on January 5,
      2004).

2.3 Certificate of Merger, dated January 30, 2004, relating to the merger of LCS Acquisition Corp. and Conversion Services International, Inc. (filed as Exhibit 2.3 on Form 8-K on February 17, 2004).

2.4 Acquisition Agreement, dated February 27, 2004, among the Company, DeLeeuw Associates, Inc. and Robert C. DeLeeuw (filed as Exhibit 2.1 on Form 8-K on March 16, 2004).

2.5 Plan and Agreement of Merger and Reorganization, dated February 27, 2004, among the Company, DeLeeuw Associates, Inc. and DeLeeuw Conversion LLC (filed as Exhibit 2.2 on Form 8-K on March 16, 2004).

2.6 Certificate of Merger relating to the merger of DeLeeuw Associates, Inc. and DeLeeuw Conversion LLC in Delaware (filed as Exhibit 2.3 on Form 8-K on March 16, 2004).

2.7 Certificate of Merger relating to the merger of DeLeeuw Associates, Inc. and DeLeeuw Conversion LLC in New Jersey (filed as Exhibit 2.4 on Form 8-K on March 16, 2004).

3.1 Certificate of Incorporation, as amended (filed as Exhibit 3.1 on Form 10-SB on December 9, 1999).

3.2 Certificate of Amendment to the Company's Certificate of Incorporation, dated January 27, 2004, amending, among other things, the authorized shares of common and preferred stock (filed as Exhibit 3.1 on Form 8-K on February 17, 2004).

3.3 Certificate of Amendment to the Company's Certificate of Incorporation, dated January 30, 2004, changing the name of the Company from LCS Group, Inc. to Conversion Services International, Inc. (filed as Exhibit 3.2 on Form 8-K on February 17, 2004).

3.4 Amended and Restated Bylaws (filed as Exhibit 3.3 on Form 8-K on February 17, 2004).

10.1* Employment  Agreement among the Company and Scott Newman,  dated March 26,
      2004.

10.2* Employment Agreement among the Company and Glenn Peipert,  dated March 26,
      2004.

10.3* Employment  Agreement among the Company and Mitchell Peipert,  dated March
      26, 2004.

99.1 Press Release of the Company, dated January 30, 2004, relating to the closing of the merger transaction (filed as Exhibit 99.1 on Form 8-K on February 17, 2004).

99.2 Press Release of the Company, dated February 2, 2004, relating to the Company's new stock symbol (filed as Exhibit 99.2 on Form 8-K on February 17, 2004).

99.3* Audited   consolidated   financial   statements  of  Conversion   Services
      International, Inc. and Affiliate as of December 31, 2003 and 2002

----------
*     filed herewith

Statements contained in this Current Report on Form 8-K, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond our control that could cause actual events and results to differ materially from these statements. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 31, 2004                      CONVERSION SERVICES INTERNATIONAL, INC.


                                       By: /s/ Scott Newman
                                           ----------------------------------
                                    Name:  Scott Newman
                                    Title: President and Chief Executive Officer